UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 30, 2015

Date of Report

(Date of earliest event reported)

WSFS Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described in Item 5.07 of this Current Report on Form 8-K, WSFS Financial Corporation (the “Company”) held its annual meeting of stockholders on April 30, 2015, and upon recommendation of the Company’s Board of Directors, the stockholders voted on and approved an amendment to the Company’s Amended and Restated Certificate if Incorporation. The amendment increases the number of authorized shares of the Company’s common stock from 20,000,000 to 65,000,000.

A copy of the amendment is filed herewith as Exhibit 3.1

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The annual meeting of the stockholders of the company was held on April 30, 2015.

(b) At the meeting, the stockholders:

•	elected all three director nominees named in the 2015 Proxy Statement to the company’s Board of Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2018; and

•	approved the amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 20,000,000 to 65,000,000; and

•	ratified the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

•	approved on a non-binding, advisory basis the compensation of named executive officers.

The following are the final voting results for each of the proposals voted on at the meeting.

Proposal Number 1: Election of Directors

	For	Withheld	Broker Non-vote
Anat Bird	7,095,935	101,645	783,452
Jennifer W. Davis	7,089,040	108,541	783,452
Donald W. Delson	7,112,827	84,754	783,452

Proposal Number 2: Amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 20,000,000 to 65,000,000

For	Against	Abstain	Broker Non-vote
7,799,502	165,764	11,348	4,418

Proposal Number 3: Ratification of the Appointment of Independent Registered Public Accounting Firm (KPMG LLP)

For	Against	Abstain	Broker Non-vote
6,921,788	1,041,094	18,147	0

Proposal Number 4: Advisory (non-binding) vote on executive compensation

For	Against	Abstain	Broker Non-vote
7,106,139	57,824	33,618	783,452

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1 Certificate of Amendment of Amended and Restated Certificate of Incorporation of WSFS Financial Corporation, as filed with the Secretary of State of the State of Delaware on May 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date: May 5, 2015	By:	/s/ Rodger Levenson
Rodger Levenson
Executive Vice President and Chief Financial Officer